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EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We consent to incorporation by reference in the Registration Statement on Form
S-8 (SEC File #: 333-83504), filed on February 27, 2002, of our independent accountant's review report dated May 12, 2003 relating to the unaudited consolidated balance sheets of Composite Technology Corporation (SEC File #0-10999, CIK # 317477) as of March 31, 2003 and 2002 and the related consolidated statements of operations and comprehensive loss for the six and three months ended March 31, 2003 and 2002 and the consolidated statements of cash flows for each of the six months ended March 31, 2003 and 2002, respectively, which report has been separately submitted to management as said report relates our review of the financial statements included in the Quarterly Report on Form 10-QSB for the quarter ended March 31, 2003, pursuant to the requirements of SEC Release 34-42266.


                                                      /s/ S. W. Hatfield, CPA
                                                      -----------------------
                                                      S. W. HATFIELD, CPA
Dallas, Texas
May 13, 2003